Exhibit 99.1

WEBSITE PROS, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON September 25, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David L. Brown and Kevin M. Carney, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Website Pros, Inc. held of record by the undersigned on August 20, 2007 at the Special Meeting of the Stockholders to be held at the principal offices of Website Pros, Inc., 12735 Gran Bay Parkway West, Building 200, Jacksonville, Florida 32258, on September 25, 2007, at 8:30 a.m. (local time), and at any adjournments thereof, as set forth on the reverse side hereof, and in his discretion upon any other business that may properly come before the meeting.

The Proxy will be voted as specified, or if no choice is specified, “FOR” the Proposals 1 and 2, and as said proxy deems advisable on such other business as may properly be brought before the meeting.

VOTE BY TELEPHONE, INTERNET OR MAIL

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 24, 2007.
Vote by Internet
•Log on to the Internet and go to www.investorvote.com
•Follow the steps outlined on the secured website.
Vote by telephone
•Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•Follow the instructions provided by the recorded message.

DETACH HERE

☒ Please mark votes as in this example.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” BOTH PROPOSALS 1 AND 2.

		FOR	AGAINST	ABSTAIN
1.

To approve the issuance of shares of Website Pros, Inc., Common Stock to holders of Web.com, Inc., Common Stock in the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of June 26, 2007, among Website Pros, Augusta Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Website Pros, and Web.com.

		☐	☐	☐

2.	If necessary, to adjourn the Website Pros, Inc., special meeting to solicit additional proxies if there are not sufficient votes for the foregoing proposal.	☐	☐	☐

3.

In his discretion on such matters as may properly come before the meeting. In his discretion, the proxy is authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this Proxy will be voted “FOR” Proposals 1 and 2 set forth above if no instruction to the contrary is indicated or if no instruction is given.

		CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.		☐

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as an executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Signature:	Date:	Signature:		Date: